UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 27, 2018
Date of Report (Date of earliest event reported)

TiVo Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2160 Gold Street
San Jose, CA 95002
(Address of principal executive offices, including zip code)

(408) 519-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By mutual agreement reached on February 27, 2018, the Company and Mr. Dustin Finer determined that Mr. Finer will be leaving the Company. The effective date for Mr. Finer’s departure has not been determined and Mr. Finer intends to continue to serve in his current position of Chief Administrative and Internal Operations Officer for the next several months to help ensure a smooth transition of his duties and as the Company finds a new human resources leader.

Mr. Finer will be eligible to certain severance benefits following his last day of employment, pursuant and subject to his existing agreements with the Company, as applicable, all of which have been previously publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Corporation (Registrant)

Date:	By:	/s/ Pamela Sergeeff
March 2, 2018		Pamela Sergeeff
Executive Vice President & General Counsel